Exhibit 99.1

Wits Basin Announces Acquisition of First 25% of Vianey Silver-Lead-Zinc Mine

MINNEAPOLIS--(BUSINESS WIRE)—December 19th, 2006. Wits Basin Precious Minerals Inc., (OTCBB:WITM) is pleased to announce it has paid for and earned the ownership of the first 25% of the Joint Venture with Journey Resources in the Vianey Silver-Lead-Zinc Mine. Wits Basin retains the right to earn an additional 25% through September 30, 2007. Wits Basin intends to exercise that right on an accelerated basis.

Vance White, Chairman states: “Jack Bal and his team have done a great job delivering this excellent opportunity to the market and have created tremendous value for both companies’ shareholders. We look forward to a bright and prosperous future working on this property with Journey.”

ABOUT WITS BASIN PRECIOUS MINERALS INC.

We are a minerals exploration and development company holding interests in five exploration projects and currently do not claim to have any mineral reserves on any project. Our common stock trades on the Over-the-Counter Bulletin Board under the symbol "WITM." To find out more about Wits Basin Precious Minerals Inc. (OTCBB:WITM) visit our website at www.witsbasin.com.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. These risks and uncertainties include, among others, the Company's ability to obtain or maintain regulatory approvals; the Company's ability to obtain necessary financing; the Company's ability to enter into and meet all the conditions to consummate the proposed merger agreement, and other risks and uncertainties described in the Company's filings from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update its forward-looking statements.

In addition, the exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to a process. While the discovery of a mineral deposit may result in substantial rewards, few properties are ultimately developed into producing mines. Moreover, we cannot make any estimates regarding probable reserves and mineral resources in connection with any of our projects and any estimates relating to possible reserves are subject to significant risks. Therefore, no assurance can be given that any size of reserves or grades of reserves will be realized. If a discovery is made, the mineral deposit discovered, assuming recoverable, may differ from the reserves and mineral resources already discovered and recovered by others in the same region of the planned areas of exploration. Further, the cost of exploration and exploitation can be extensive and there is no assurance that we will have the resources necessary or the financing available to pursue projects we currently hold interests in or to acquire interests in other mineral exploration projects that may become available. The risks we face are numerous and detailed information regarding these risks may be found in filings made by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB, quarterly reports on Form 10-QSB and reports on Form 8-K.

CONTACT: Redwood Consultants, LLC - 415-884-0348

Vance White, Chairman 416.214.2250

Stephen D King, CEO 612.490.3419